UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2019

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2019, SG Blocks, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the underwriters (the “ThinkEquity”), pursuant to which the Company agreed to sell to the underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 17,150,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $0.15 per share. The 17,150,000 shares of Common Stock issued and sold in the Offering includes 2,150,000 shares sold pursuant to the exercise in full by the underwriters of their over-allotment option. The Offering closed on December 13, 2019.

The shares of Common Stock were offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-235295), as amended, filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on December 10, 2019 (the “Registration Statement”).

The net proceeds to the Company from the Offering, after deducting the underwriting discount, the underwriters’ fees and expenses and the Company’s estimated Offering expenses, are expected to be approximately $2.04 million. The Company anticipates using the net proceeds from the Offering as follows: (i) $480,770 to repay the outstanding principal amount of an outstanding debenture (the “Debenture”); (ii) $750,000 to fund its obligation to its licensee; and (iii) the remaining net proceeds for general working capital purposes.

The Underwriting Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

The Company and ThinkEquity also entered into a waiver agreement (“Waiver of Warrant”) pursuant to which ThinkEquity surrendered its rights to a warrant previously issued to ThinkEquity on November 12, 2019 to purchase 108,086 shares of the Company’s common stock as compensation for acting as placement agent for the private placement of the Debenture.

The foregoing summaries of the terms of the Underwriting Agreement and the Waiver of Warrant are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement and the Waiver of Warrant that are filed as Exhibits 1.1, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On December 10, 2019, the Company issued a press release announcing the pricing of the Offering. On December 13, 2019, the Company issued a press release announcing the closing of the Offering. A copy of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 10, 2019, by and between SG Blocks, Inc. and ThinkEquity, a division of Fordham Financial Management, Inc.

10.1	Waiver of Warrant

99.1	Press Release of SG Blocks, Inc., dated December 10, 2019

99.2	Press Release of SG Blocks, Inc., dated December 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: December 13, 2019	By:	/s/ Paul Galvin
Paul Galvin
Chairman and CEO

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